                                                                      Exhibit 1


                             STANDBY PURCHASE AGREEMENT
                              dated as of May 26, 1999
                                      between
                             AUREAL SEMICONDUCTOR, INC.
                                        and
                          OAKTREE CAPITAL MANAGEMENT, LLC,
                       ON BEHALF OF THE ENTITIES NAMED HEREIN
                                    $20,000,000
                     Rights to Purchase Shares of Common Stock

                              STANDBY PURCHASE AGREEMENT

          This Standby Purchase Agreement, dated as of May 26, 1999 (the "AGREEMENT"), is entered into by and between Oaktree Capital Management, LLC, a California limited liability company (together with its affiliates, "OAKTREE"), on behalf of each of the entities set forth on Annex A hereto under the heading "Oaktree Investors" (collectively with Oaktree, the "OAKTREE INVESTORS"), Trust Company of the West ("TCW"), on behalf of each of the entities set forth on Annex A hereto under the heading "TCW Investors" (collectively with TCW, the "TCW INVESTORS" and, together with the Oaktree Investors, collectively, the "INVESTORS") and Aureal Semiconductor, Inc., a Delaware corporation (the "COMPANY").

          WHEREAS, as part of its restructuring, the Company proposes to distribute to its stockholders rights ("RIGHTS") to purchase an aggregate 33,333,333 shares (the "RIGHTS SHARES") of its common stock, par value $.001 per share (the "COMMON STOCK"), at a purchase price of $0.60 per share (the offering of the Rights Shares pursuant to the Rights being referred to herein as the "RIGHTS OFFERING");

          WHEREAS, each Right will include a basic subscription privilege, pursuant to which each stockholder will have the right to purchase its pro rata portion of Rights Shares (the "BASIC SUBSCRIPTION PRIVILEGE") at the subscription price of $0.60 per Rights Share (the "SUBSCRIPTION PRICE") and an oversubscription privilege by which persons who exercise their Basic Subscription Privilege in full may subscribe to purchase Rights Shares not purchased by other holders of Rights, subject to proration (the "OVERSUBSCRIPTION PRIVILEGE");

          WHEREAS, the Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-75631) covering the registration of the Rights and the Rights Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "1933 ACT"), including the related preliminary prospectus or prospectuses. Promptly after the Registration Statement is declared effective by the Commission, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A under the 1933 Act ("RULE 430A") and paragraph (b) of Rule 424 under the 1933 Act ("RULE 424(b)"). The information included in such prospectus that is omitted from such registration statement at the time it becomes effective but that will be deemed to be part of such registration statement pursuant to paragraph (b) of Rule 430A is referred to as "RULE 430A INFORMATION." Each prospectus used before such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, including the exhibits and schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it becomes effective, and including the Rule 430A Information, is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) under the 1933 Act is herein referred to as the "RULE 462(b) REGISTRATION STATEMENT," and after such filing the term "REGISTRATION STATEMENT" shall be deemed to include the Rule 462(b) Registration Statement.
 The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form that it was first furnished to stockholders of the Company in connection with the Rights Offering is herein called the "PROSPECTUS." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, together with the rules and regulations thereunder (collectively, the "1934 ACT"), incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be;

          WHEREAS, the Investors are the holders of all of the issued and outstanding shares of the Company's 8% Series B Convertible Preferred Stock (the "SERIES B STOCK"), which is currently convertible into Common Stock at the conversion price of $2.50 per share of Common Stock, which conversion price shall be adjusted to $2.04 per share of Common Stock in accordance with Certificate of Designation governing the Series B Stock as a result of the Rights Offering (the "ADJUSTED CONVERSION PRICE"); and

          WHEREAS, in addition to the shares of Common Stock to be issued upon conversion of the Series B Stock at the Adjusted Conversion Price (the "CONVERSION SHARES") the Company, as part of its restructuring, has agreed to issue 620.92 shares of Common Stock in respect of each share of Series B Stock submitted for conversion prior to the consummation of the Rights Offering, up to an aggregate of 26,388,922 shares of Common Stock (the "ADDITIONAL SHARES" and, together with the Rights Shares and the Conversion Shares, collectively, the "SHARES");

          WHEREAS, in order to help assure the success of the Rights Offering, the Investors listed on Annex B hereto (the "RIGHTS INVESTORS") are willing to commit, on a several and not a joint and several basis, to exercise all of their Basic Subscription Privileges and their Oversubscription Privileges to subscribe for a portion of the aggregate of 33,333,333 Rights Shares equal to the respective percentages appearing next to their names on Annex B hereto, subject to the terms and conditions set forth herein; and

          NOW THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investors do hereby agree as follows:

SECTION 1.

          THE RIGHTS OFFERING; STANDBY PURCHASE COMMITMENT; ADDITIONAL SHARES.

     (a) Subject to the terms and conditions set forth herein, on or before 5:00 p.m. on the later of (i) May 21, 1999, and (ii) the expiration date of the Rights (the "EXPIRATION DATE"), each of the Rights Investors will take all such action as may be required to duly and effectively exercise all of the Basic Subscription Privileges to which it may be entitled, and to exercise such


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

Rights Investor's proportionate share of the Oversubscription Privileges such that the aggregate amount of Rights Shares for which the Oversubscription Privileges are exercised by the Rights Investors is equal to the Rights Shares less the sum of (x) the Rights Investors' aggregate Basic Subscription Privileges PLUS (y) the aggregate amount of Rights Shares for which the Company's stockholders other than the Rights Investors shall have exercised their Basic Subscription Privileges and Oversubscription Privileges.

     (b) The Company will issue 620.92 Additional Shares in respect of each share of Series B Stock converted into 490.19 shares of Common Stock at the Adjusted Conversion Price prior to the later of (i) May 21, 1999 or (ii) the Expiration Date.

SECTION 2.

          REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents and warrants to each Investor and agrees with each Investor, as follows:

               (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement and Rule 462(b) Registration Statement will be prepared by the Company in conformity with the requirements of the 1933 Act and will be filed with the Commission under the 1933 Act. Prior to the commencement of the Rights Offering, each of the Registration Statement and any Rule 462(b) Registration Statement will become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement will have been issued and no proceedings for that purpose will have been instituted or be pending or, to the knowledge of the Company, contemplated by the Commission, and any request on the part of the Commission for additional information will have been complied with. A copy of each of the Registration Statement and the Rule 462(b) Registration Statement will be delivered by the Company to each Investor. At the respective times the Registration Statement or any Rule 462(b) Registration Statement become effective, the Registration Statement and the Rule 462(b) Registration Statement will comply in all material respects with the requirements of the 1933 Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time any post-effective amendments to the Registration Statement or any Rule 462(b) Registration Statement become effective, any such post-effective amendments will comply in all material respects with the requirements of the 1933 Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement is issued, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, at the Expiration Date will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or when filed pursuant to Rule 424 under the 1933 Act, will comply when so filed in all material respects with the 1933 Act and each preliminary prospectus and the final Prospectus will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) The accountants who certify the financial statements and supporting schedules included in the Registration Statement will be independent public accountants as required by the 1933 Act.

               (iii) The financial statements and the supporting schedules included in the Registration Statement and the Prospectus will present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements will have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may otherwise be indicated therein) ("GAAP"); and the supporting schedules included in the Registration Statement will present fairly the information required to be stated therein.

               (iv) Since April 4, 1999, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind (other than the distribution of the Rights and dividends declared and paid with respect to the Series B Stock) declared, paid or made by the Company on any class of its capital stock.

               (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "MATERIAL ADVERSE EFFECT").

               (vi) Each subsidiary of the Company (as such term is defined in Rule 405 under the 1933 Act) (each a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's annual report on Form 10-K for the period ended January 3, 1999, filed with the Commission (except for subsequent issuances, if any, of additional Series B Stock in payment of dividends payable with respect to the Series B Stock and issuances pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement or pursuant to the exercise of convertible securities, options or warrants referred to in the Registration Statement). The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Registration Statement; and the issuance of the Shares will not be subject to preemptive or other similar rights.

               (viii) The Rights Shares to be issued and sold pursuant to the Rights have been duly authorized, and when issued and delivered pursuant to the Rights, against payment of the Subscription Price, will be duly and validly issued, fully paid and non-assessable.

               (ix) The Conversion Shares have been duly authorized and when issued and delivered in accordance with the Certificate of Designation governing the Series B Stock, will be validly issued, fully paid and non-assessable.

               (x) The Additional Shares have been duly authorized, and when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

               (xi) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or, except where such default would not have a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the material property or assets of the Company or any subsidiary is subject; the execution, delivery and performance of this Agreement, the Rights and the Registration Rights Agreement (as defined herein) and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the material property or assets of the Company or any subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, rule, regulation, judgment, order or administrative or court decree.

               (xii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein); all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act which have not been so filed.

               (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Rights Shares hereunder or the issuance of the Additional Shares, except such as may be required under the 1933 Act or state securities laws.

               (xiv) Each of this Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' right generally. The Board of Directors of the Company, by action of the Special Committee of Disinterested Directors, has authorized and approved this Agreement, the Registration Rights Agreement and the transactions relating thereto.

               (xv) The Company and its subsidiaries have good title to all real and personal properties owned by them, in each case free and clear of all liens, encumbrances and debts except (A) for property pledged and/or mortgaged pursuant to the Loan and Security Agreement among the Company and Transamerica Business Credit Corporation and Goldman Sachs Credit Partners LP and the other lenders thereunder, as amended (the "CREDIT AGREEMENT"), (B) as do not materially interfere with the use made and proposed to be made of such properties, (C) as set forth in the Registration Statement or (D) as could not reasonably be expected to have a Material Adverse Effect.

               (xvi) Except as set forth in the Registration Statement and all other currently effective registration statements filed by the Company under the 1933 Act, there are no persons with registration or other similar rights to have any securities (debt or equity) of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

               (xvii) The documents to be incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or are filed with the Commission, complied and will comply as to form in all material respects with the requirements of the 1934 Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto becomes effective and at the Closing, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (xviii)   Except as disclosed in the Registration Statement,
and except as to matters which, individually or in the aggregate, would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise, known or unknown), other than liabilities incurred in the ordinary course of business subsequent to April 4, 1999.

               (xix) Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect; (i) the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals (the "PERMITS") of all governmental entities necessary for the operation of the businesses of the Company and its subsidiaries, (ii) the Company and its Subsidiaries are in compliance with the terms of the Permits and (iii) except as disclosed in the Registration Statement, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, or regulation of any governmental entity.

               (xx) Each of the Company and its Subsidiaries has filed all tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf) or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns. The information contained in such tax returns is true, complete and accurate in all material respects. Neither the Company nor any of its Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge except to the extent of reserves established therefor. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full except to the extent of reserves established therefor. No requests for waivers of the time to assess any such tax are pending and there are no outstanding audit examinations, deficiency litigations or refund litigations with respect to the Company or any of its subsidiaries. The federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through December 31, 1994.

               (xxi) Except as set forth in the Registration Statement, and except for such matters as will not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws, (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations and also are in compliance with all other applicable requirements of Environmental Laws and (iii) and are not aware of nor have received notice of any past activity, practice, incident or action which will give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste.

               (xxii) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (b) Any certificate identified as a certificate under this Agreement and signed by any officer of the Company and delivered to the Investors or to counsel for the Investors shall be deemed a representation and warranty by the Company to each Investor as to the matters covered thereby.

          (c) Each Investor severally represents and warrants to the Company as of the date hereof, and agrees with the Company, as follows:

               (i) This Agreement has been duly authorized, executed and delivered by such Investor.

               (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by such Investor with its obligations hereunder have been duly authorized by all necessary action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of such Investor or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such Investor is a party or by which it may be bound, or to which any of the material property or assets of such Investor is subject, nor will such action result in any violation of the provisions of the charter or by-laws, or comparable governing documents of such Investor or any applicable law, rule, regulation, judgment, order or administrative or court decree.

               (iii) Such Investor has, or has available to it, sufficient funds for the performance of its obligations pursuant to this Agreement.

SECTION 3.

          CLOSING.

          (a) As promptly as practicable, but in no event later than five business days following the Expiration Date (the "NOTIFICATION DATE"), the Company shall notify each Rights Investor of the amount of Rights Shares required to be purchased by it pursuant to its Oversubscription Privileges. On or prior to 10:00 a.m. on the second business day following the Notification Date, a closing (the "CLOSING") shall be held at the offices of Gray Cary Ware & Freidenrich LLP, counsel for the Company, at 400 Hamilton Avenue, Palo Alto, California or at such other place as the parties may agree. At the Closing, (i) the Company shall deliver, or cause to be delivered, to the Investors (A) each of the documents and agreements necessary to evidence satisfaction of the conditions to the Investors' obligations as set forth herein, including the documents required to be delivered pursuant to Section 5 hereof; and (ii) each Rights Investor shall make payment in full of the full purchase price for the foregoing Rights Shares by wire transfer of funds to the subscription agent for the Rights Offering.

          (b) Delivery of the Rights Shares to the Rights Investors shall by made by the subscription agent for the Rights Offering in accordance with the terms and provisions of the Rights Offering. Delivery of the Conversion Shares and the Additional Shares shall be made to the Investors at the Closing through delivery of an instruction letter countersigned by the transfer agent of the Common Stock and in form and substance satisfactory to the Investors (the "INSTRUCTION LETTER").

SECTION 4.

          COVENANTS OF THE COMPANY.

          The Company covenants with each Investor as follows:

          (a) The Company shall make all necessary filings with respect to the transactions contemplated by this Agreement, under the 1933 Act and the 1934 Act, under applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto. The Company will comply with the requirements of Rule 430A and will notify the Investors immediately, and confirm the notice in writing,
(i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission on the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) of the suspension of the qualification of the Rights Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purpose. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will prepare and file the Registration Statement or any amendments thereto (including any filing under Rule 462(b)) or any amendment or supplement to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Investors with copies of the Registration Statement and any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which any Investor or counsel for the Investors shall reasonably object, provided that such objection shall not prevent the filing of any such amendment or supplement which, in the opinion of counsel for the Company, is required to be filed by the requirements of the 1933 Act or the 1933 Act Regulations.

          (c) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Investors, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1934 Act, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Investors and in compliance with the 1933 Act) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with the 1933 Act and the 1934 Act, and the Company will furnish to the Investors a reasonable number of copies of such amendment or supplement.

          (d) The Company will (i) use the net proceeds received by it from the sale of the Rights Shares to repay amounts outstanding under the Credit Agreement and (ii) not, without the prior written consent of the Oaktree Investors, borrow any Tranche B Advances (as defined in the Credit Agreement) under the Credit Agreement.

          (e) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the 1933 Act, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

          (f) The Company and its Subsidiaries shall afford to the Investors and their accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Closing to all of its properties, books, contracts, commitments, records and personnel and, during such period, the Company shall furnish promptly to the Investors (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such Investor may reasonably request.

          (g) In addition to and without limiting the Company's covenants contained in SECTION 5(a), the Company will (i) take promptly all actions necessary to make the filings required of the Company under Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and the regulations thereunder (collectively, the "HSR ACT"), (ii) comply at the earliest practicable date with any request for additional information received by the Company from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with the Rights Investors in connection with Rights Investors' filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

          (h) The Company will reimburse the Investors for all out-of-pocket expenses reasonably incurred by them in connection with this Agreement and the consummation of the transactions contemplated hereby, whether or not the transactions contemplated in this Agreement are consummated, including without limitation reasonable fees and disbursements of counsel.

SECTION 5.

          CONDITIONS OF INVESTORS' OBLIGATIONS.

          The obligations of the Investors hereunder are subject to the satisfaction or waiver, on or prior to the date of the Closing (the "CLOSING DATE"), of the following conditions:

          (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) under the 1933 Act within the prescribed time period and prior to the Closing Date the Company shall have provided evidence satisfactory to the Investors of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A under the 1933 Act.

          (b) The representations and warranties made by the Company shall be true and correct in all material respects as of the Closing Date and the Company shall have performed in all material respects all obligations required to be performed by it prior to the Closing.

          (c)  On the Closing Date the Investors shall have received:

               (i) The favorable opinion, dated as of the Closing Date, of Gray Cary Ware & Freidenrich LLP, in form and substance satisfactory to the Investors.

               (ii) A certificate of the Chairman, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no Material Adverse Effect since the execution of this Agreement, (ii) the representations and warranties in Section 2 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions required on its part to be performed or satisfied at or prior to Closing Date pursuant to this Agreement.

          (d)  At the Closing Date:

               (i) No preliminary or permanent injunction or other order by any court or other judicial or administrative body of competent jurisdiction which prohibits or prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

               (ii) The Company shall have (i) obtained all consents and approvals from and shall have made all filings and registrations with, any person, including but not limited to any governmental entity, necessary to be obtained or made in order to consummate the transactions contemplated by this Agreement and (ii) satisfied or obtained a valid waiver of any conditions to the effectiveness of any such consents or approvals. All such consents or approvals shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement, including the HSR Act, shall have occurred.

               (iii) The Company shall have issued the Instruction Letter and provided a copy thereof, acknowledged by the transfer agent for the Common Stock, to the Investors.

               (iv) The Company shall have executed and delivered or caused to be delivered the Registration Rights Agreement substantially in the form of Annex C hereto (the "REGISTRATION RIGHTS AGREEMENT").

          (e) At the Closing Date, the Company shall have applied to have the Shares approved for listing on the Nasdaq Stock Market.

SECTION 6.

          INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless Oaktree, each Investor and each person, if any, who controls Oaktree or any Investor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any officer, director, member, employee, shareholder, investment manager, director, representative, fiduciary or controlling person of each of the foregoing as follows:

               (i) against any and all loss, liability, claim, damage or expense whatsoever, promptly after submission for payment, arising out of or resulting from the transactions contemplated hereunder, including, but not limited to, (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading; (B) any breach or default by the Company of any of the representations or warranties under this Agreement or any other document contemplated hereby, (C) any breach by the Company of any of the covenants or agreements (other than breaches of covenants to be performed by the Company after the Closing) of the Company under this Agreement or any other document contemplated hereby or
(D) any litigation or proceedings brought by any shareholder of the Company (whether such action is brought in such shareholder's name or derivatively on behalf of the Company) in respect of the transactions contemplated by this Agreement or the Registration Statement or any other document contemplated hereby (collectively, the "INDEMNIFIABLE INVESTOR CLAIMS").

               (ii) against any and all loss, liability, claim, damage or expense whatsoever, promptly after submission for payment, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any Indemnifiable

Investor Claim; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company (which shall not be unreasonably withheld); and

               (iii) against any and all expense whatsoever, promptly after submission for payment (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel for the indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any Indemnifiable Investor Claim, to the extent that any such expense is not paid under (i) or (ii) above.

          (b) Each Rights Investor severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all, liability, claim, damage or expense described in the indemnity contained in subsection (a)(i)(A) of this Section, promptly after submission for payment, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability except to the extent the indemnifying party is materially prejudiced thereby, and the indemnifying party may participate at its own expense in the defense of any such action. If the indemnifying party so elects within a reasonable time after receipt of such notice, it may assume the defense of such action, with counsel chosen by it and approved by the indemnified parties in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from, conflicting with or in addition to those available to such indemnifying party. Absent any difference or conflict referred to in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel retained for local procedural and practice matters) separate from their own counsel for any indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 6 (whether or not the indemnified arties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party,
(iii) does not impugn the reputation of any indemnified party and (iv) does not restrict any indemnified party from engaging in any activity.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) Expenses incurred by an indemnified party in defense or settlement of any claim that shall be subject to a right of indemnification hereunder shall be advanced by the Company promptly upon submission for payment, provided that the Company shall have received an undertaking by or on behalf of such indemnified party to repay such amount to the extent that it shall be determined ultimately that the indemnified party is not entitled to be indemnified hereunder.

SECTION 7.

          REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

          All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto and identified as such, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Investor or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Investors.

SECTION 8.

          TERMINATION OF AGREEMENT.

          (a) This Agreement may be terminated at any time prior to the Closing Date:

               (i)    by written agreement of the Company and the Investors;

               (ii) by either the Company or any Investor, by giving written notice of such termination to other parties, if Closing shall not have occurred on or prior to June 10, 1999 (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement);

               (iii) by any Investor, by giving written notice to the Company, if since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any event has occurred or failed to occur which would have a Material Adverse

Effect, whether or not arising in the ordinary course of business, or if there has been a breach by the Company of any representation, warranty, covenant or agreement that would give rise to the failure of the conditions to the obligations of the Investors set forth in Section 5(b); or

               (iv) by either the Company or any Investor in the event that any governmental authority shall have issued a final, non-appealable order, decree or ruling or taken any other final, non-appealable action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

          (b) If this Agreement is terminated pursuant to this Section 8 such termination shall be without liability of any party to any other party except as provided in Section 4(j) and Section 8(c) hereof, except that nothing herein will relieve any party from liability for breach of this Agreement prior to such termination.

          (c) If this Agreement is terminated by either party prior to the effective date of the Registration Statement, then, provided that the Investors shall not be in breach of their obligations as set forth herein, the Investors shall be entitled to reimbursement of their expenses as set forth in Section 4(j).

SECTION 9.

          NOTICES.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight express courier service (charges prepaid), five days after being mailed to the recipient (postage prepaid) or upon confirmation if transmitted by any standard form of telecommunication. Notices shall be directed as follows:

          To Oaktree Capital Management, LLC:

               Oaktree Capital Management, LLC
               333 South Grand Avenue,
               28th Floor
               Los Angeles, California 90071
               Telephone:  (213)  830-6300
               Telecopy:  (213)  830-6493
               Attn:  Kenneth Liang, Esq.

          with a copy to:

               Milbank, Tweed, Hadley & McCloy
               601 South Figueroa
               31st Floor
               Los Angeles, California  90017
               Telephone:  (213)  892-4000
               Telecopy:  (213)  629-5063
               Attn:  Eric H. Schunk, Esq.

          To the Company:

               Aureal Semiconductor, Inc.
               4525 Technology Drive
               Fremont, California 94538
               Telephone: (510) 252-4245
               Telecopy:  (510) 252-4491
               Attn:  David Domeier

          with a copy to:

               Gray Cary Ware & Freidenrich LLP
               400 Hamilton Avenue
               Palo Alto, California  94301-1825
               Telephone:  (650) 328-6561
               Telecopy:  (650) 327-3699
               Attn:  James M. Koshland, Esq.

SECTION 10.

          PARTIES.

          This Agreement shall each inure to the benefit of and be binding upon Oaktree, TCW, the Investors and their respective officers, directors, members, employees, shareholders, investment managers, representatives, fiduciaries and controlling persons (the "INVESTOR PARTIES") and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Investor Parties and the Company, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Investor Parties and the Company and for the benefit of no other person, firm or corporation.

SECTION 11.

          GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in said state.

SECTION 12.

          MISCELLANEOUS.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and each of the Investors, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          (b) No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto except that the Investors may without such consent assign their rights hereunder to one or more of their respective affiliates.

          (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

          (d) The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          (e) Neither Oaktree nor any officer, director, member, employee, shareholder, investment manager, director, representative, fiduciary or controlling person of Oaktree or of any Investor shall have any personal obligations or liability to the Company under or in connection with this Agreement. With respect to obligations of any Investor arising hereunder, the Company shall look for payment or satisfaction solely to the assets and property of such Investor and not to Oaktree, any other affiliate of such Investor or Oaktree, or any officer, director, member, employee, shareholder, investment manager, director, representative, fiduciary or controlling person of or investor in Oaktree or such Investor.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                        AUREAL SEMICONDUCTOR, INC.



                                        By:
                                            ---------------------------------
                                        Title:

                                        OAKTREE CAPITAL MANAGEMENT, LLC, solely
                                        on behalf of the entities on Annex A
                                        hereto and not in its individual
                                        capacity


                                        By:
                                            ---------------------------------
                                        Name:
                                        Title:


                                        By:
                                            ---------------------------------
                                        Name:
                                        Title:


                                        TRUST COMPANY OF THE WEST,

                                        solely on behalf of the entities on
                                        Annex A hereto and not in its individual capacity


                                        By:
                                            ---------------------------------
                                             Authorized Signatory

                                                                      Annex A
                                     INVESTORS


TCW INVESTORS
-------------

TCW Special Credits Fund IIIb
TCW Special Credits Trust
TCW Special Credits Trust IIIb


OAKTREE INVESTORS
-----------------

Weyerhauser Company Master Retirement Trust
OCM Opportunities Fund II, L.P.
Columbia/HCA Master Retirement Trust

                                                                      Annex B

                                  RIGHTS INVESTORS



                                                      Percentage
                                                          of
                                                     Rights Shares
                                                     -------------
OCM Opportunities Fund II, LP                             99%
Weyerhauser Company Master Retirement Trust                1%

                                                                      Annex C


                           REGISTRATION RIGHTS AGREEMENT